UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On December 21, 2012, CooperVision, Inc. entered into “Amendment No. 1 to License Agreement,” which amended the License Agreement effective as of November 19, 2007, by and between CooperVision, Inc., on the one hand, and CIBA Vision AG and CIBA Vision Corporation, on the other hand. The Amendment revised the royalty rate effective January 1, 2013.

ITEM 8.01.	Other Events.

Reflecting the effect of Amendment No. 1 set forth in Item 1.01, the Company revises its full year Fiscal 2013 guidance. Guidance is summarized as follows:

	FY 2013 Guidance Old	FY2013 Guidance New
Revenues (In millions)
Total	$1,565 - $1,625	$1,565 - $1,625
CooperVision	$1,250 - $1,290	$1,250 - $1,290
CooperSurgical	$315 - $335	$315 - $335
EPS
GAAP	$5.70 - $6.00	$5.90 - $6.10
Non-GAAP	$5.70 - $6.00	$5.90 - $6.10
Free Cash Flow (In millions)	$200 - $230	$210 - $230

Guidance assumes constant currency at the date of issuance.

Forward-Looking Statements

This Item 8.01 contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Statements relating to guidance, plans, prospects, goals, strategies, future actions, events or performance and other statements which are other than statements of historical fact, including our 2013 Guidance and all statements regarding anticipated growth in our revenue, expected results of operations and integration of any acquisition are forward-looking. To identify these statements look for words like “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” and similar words or phrases. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties.

Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are: adverse changes in the global or regional general business, political and economic conditions due to the current global economic downturn, including the impact of continuing uncertainty and instability of certain European Union countries that could adversely affect our global markets; foreign currency exchange rate and interest rate fluctuations including the risk of further declines in the value of the Euro that would decrease our revenues and earnings; acquisition integration delays or costs or the requirement to record significant adjustments to the preliminary fair value of assets acquired and liabilities assumed within the measurement period; reduced sales, loss of customers and costs and expenses related to the recall of certain lots of Avaira Toric and Avaira Sphere contact lenses; a major disruption in the operations of our manufacturing, research and development or distribution facilities due to technological problems, natural disasters or other causes; disruptions in supplies of raw materials, particularly components used to manufacture our silicone hydrogel lenses; legal costs, insurance expenses, settlement costs and the risk of an adverse decision or settlement related to product liability, patent or other litigation; limitations on sales following new product introductions due to poor market acceptance; new competitors, product innovations or technologies; the impact of acquisitions or divestitures on revenues, earnings or margins; the requirement to provide for a significant liability or to write off, or accelerate depreciation on, a significant asset, including goodwill; changes in United States and foreign government regulations of the retail optical industry and of the healthcare industry generally; changes in tax laws or their interpretation and changes in effective tax rates; dilution to earnings per share from acquisitions or issuing stock and other events described in our Securities and Exchange Commission filings, including the “Business” and “Risk Factors” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2012, as such Risk Factors may be updated in quarterly filings.

We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Amendment No. 1 to License Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By	/s/ Rodney E. Folden
Rodney E. Folden
Vice President and
Corporate Controller
(Principal Accounting Officer)

Dated: December 21, 2012

EXHIBIT INDEX

Exhibit	Description

99.1	Amendment No. 1 to License Agreement